EXHIBIT (10)(h)
                                                        ---------------


(NORTH CAROLINA ASSOCIATION OF REALTORS, INC. -- FORM #580)

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
       located in Asheboro, North Carolina
------------------------------------------------

THIS AGREEMENT made this 4th day of February, 2000, by and between MART Acquisition Inc. ("Buyer"), and
B. B. Walker Company ("Seller").

FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET
FORTH HEREIN AND OTHER GOOD AND VALUABLE
CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE
HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE
AS FOLLOWS:

SECTION 1. Terms and Definitions: The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

	(a)  "Property":  (Address)    414 E. Dixie Drive,
                                     Asheboro, North Carolina   27203
	(Legal Description/Description)    Approximately 26 acres at the
                                         southwest quadrant of NC
                                         Highway 64 and Zoo Parkway.

"Property" shall mean that property described on Exhibit A attached hereto and incorporated herewith by reference as if fully set forth herein, together with all buildings and improvements thereon and all fixtures and appurtenances thereto.

$5,225,000.00  (b)  "Purchase Price" shall meant the sum of Five Million
                     Two Hundred Twenty-Five Thousand Dollars,
                     payable on the following terms:
$   49,000.00  (i)  "Earnest Money" shall mean Forty Nine Thousand Dollars or terms as follows:  see Exhibit B attached hereto.

Upon acceptance of this contract, the Earnest Money shall be promptly deposited in the escrow with NAI Maxwell Associates, Inc. (name of person/entity with whom deposited), to be applied as part payment of the purchase price of the Property at the time sale is closed, or disbursed as agreed upon under the provisions of Section 9 herein.

The earnest money is to be deposited in an interest bearing account, to be applied as part payment of the purchase price of the property at the time sale is closed, or disbursed as agreed upon under the provisions of
Section 9 herein.

                                      1


AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY, cont'd.
---------------------------------------------------------

$     N/A     (ii)  Proceeds of a new Loan

$     N/A     (iii)  Delivery of a Promissory Note

$     N/A     (iv)  Assumption of Unpaid Obligation

$5,225,000.00  (v)  Cash at closing in the amount of "Five Million
                    Two Hundred Twenty-Five Thousand less deposits" Dollars, balance of Purchase Price.
(c) "Closing" shall occur on or before sixty (60) days after the end of the Examination Period.

(d) "Broker(s)" shall mean NAI Maxwell Associates, Inc. ("Selling Agency") and Sam B. Munday ("Selling Agent"), acting as Buyer's Agent.

(e) "Examination Period" shall mean the period beginning on the date hereof and extending through 180 days from the date hereof. See Exhibit B.


                                   2


AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY, cont'd.
--------------------------------------------------------

(f) "Intended Use" shall mean the use of the Property for the following purpose: shopping center containing approximately 250,000 square feet.

(g)  "Seller's Notice Address" shall be as follows:
      414 E. Dixie Drive, Asheboro, North Carolina 27203 except as same may be changed pursuant to Section 10.

(h)  "Buyer's Notice Address" shall be as follows:
      MART, 170 W. Ridgely Road, Suite 300, Lutherville, Maryland 21093 with a copy to Pridemore Development Co., 141 Old Greenville Highway, St. 228, Clemson, South Carolina 29831
      Except as same may be changed pursuant to Section 10.

(i) Additional terms of this Agreement are set forth on Exhibit B attached hereto and incorporated herein by reference.

SECTION 2.  Proration of Expenses and Payment of Costs:  Seller and
Buyer agree that all property taxes, leases, rents, mortgage payments and utilities to any other assumed liabilities as detailed on attached Exhibit B, it any, shall be prorated as of the date of Closing. Seller shall pay deed stamps and other conveyance fees or taxes, and Buyer shall pay recording costs, costs of any title search, title insurance, survey, and the costs of any inspections, examinations or studies of the Property made or contracted for the Buyer.

SECTION 3. Sale of Property: Seller agrees to sell the Property for the Purchase Price set forth on page 1.

SECTION 4. Payment of Purchase Price: Buyer shall pay the Purchase Price in accordance with all the terms and conditions of this contract.

SECTION 5. Title: Seller agrees to convey fee simple marketable title to the Property by general warranty deed, subject only to the exceptions hereinafter described. Seller represents and warrants that Seller is the fee simple owner of the Property, and at Closing, Seller shall deliver to Buyer good and marketable fee simple title to said Property, free and clear of all liens, encumbrances and defects of title other than zoning ordinances affecting the Property, utility easements of record serving the Property, taxes not yet due and payable, road rights-of-way of record and those other encumbrances, reservations, restrictions and easements and other exceptions set forth on Exhibit C attached hereto ("Permitted Exceptions").

SECTION 6. Conditions: This Agreement and the rights and obligations of the parties under this Agreement are hereby made expressly conditioned upon fulfillment (or waiver by Buyer) of the following conditions:

(a)  New Loan:  Not Applicable.

                                   3


AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY, cont'd.
---------------------------------------------------------

(b)  Qualification for Financing:  Not Applicable.

(c) Title Examination: After the date of execution of this Agreement by Seller, Buyer shall, at Buyer's expense, cause a title examination to be made of the Property before the end of the Examination Period, as defined in Section 1(e). In the event that such title examination shall show that Seller's title is not good, marketable, fee simple and insurable, then the Buyer shall immediately notify the Seller in writing of all such title defects and exceptions, as of the date Buyer learns of the title defects, and Seller shall have thirty (30) days to cure said noticed defects. If Seller does not cure the defects or objections within thirty (30) days of notice thereof, the Buyer may terminate this Agreement and receive a return of Earnest Money (notwithstanding that the Examination Period may have expired). If Buyer is to purchase title insurance, the insuring company must be licensed to do business in the state in which the property is located. Title to the Property must be insurable at regular rates, subject only to standard exceptions and Permitted Exceptions.

(d) Intended Use: If Buyer determines, prior to the date of Closing, that use of the Property of its Intended Use will violate any such private restrictions or governmental regulations, then Buyer may terminate the Agreement by written notice and receive a return of the Earnest Money, and neither party shall then have any further obligations in connection with this Agreement.

(e)  Same Condition:  Not Applicable.

(f) Inspections: Buyer, its agents or representatives, at Buyer's expense and at reasonable times during normal business hours, shall have the right to enter upon the Property for the purpose of inspecting, examining, performing soil boring and other testing, conducting timber cruises, and surveying the Property. Buyer shall also have a right to review and inspect all leases, contracts or other agreements affecting or related directly to the Property and shall be entitled to review such books and records of Seller as relate directly to the operations and maintenance of the Property. Buyer assumes all responsibility for the acts of itself, its agents or representatives in exercising its rights under this Paragraph and agrees to indemnify and hold Seller harmless from any damages resulting therefrom. Except as provided in Sections 6(c) above, Buyer shall have from the date of acceptance through the end of the Examination Period to perform the above inspections, examination and testing to determine if the Property is suitable for the Intended Use.
If, prior to the expiration of the Examination Period , Buyer determines that the Property is unsuitable, in Buyer's sole discretion, and provides written notice to Seller thereof, then the Agreement shall terminate , and Buyer shall receive a return of the Earnest Money.

SECTION 7. Environmental: Except as set forth in that Phase I Environmental Site Assessment covering the Property made by Trigon Engineering Consultants, Inc. dated August 24, 1989, a copy of which has been furnished to Buyer, Seller represents and warrants that it has no actual knowledge of the presence or disposal within the buildings or on the Property of hazardous or toxic waste or substances, which are defined as those substances, materials, and wastes, including but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR
Part 302) and amendments thereto, or such substances, materials and wastes, which are or become regulated under any applicable local, state or federal law, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a Hazardous Substance pursuant to Section 331 of the Clean Water Act, 33 U.S.C. Sec. 1251, et. seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sec.
1371) (v) defined as a hazardous waste pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et. seq.
(42 U.S.C. Sec. 6903) or (vi) defined as a hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601, et. seq. (42 U.S.C. 9601). Seller further states that it has no actual knowledge of any contamination of the Property from such substances as may have been disposed of or stored on neighboring tracts.

                                    4


AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY, cont'd.
---------------------------------------------------------

SECTION 8.  Risk of Loss/Damage/Repair:  Not Applicable.

SECTION 9. Earnest Money Disbursement: In the event this offer is not accepted, or in the event that any of the conditions hereto are not satisfied, or in the event of a breach of this Agreement by Seller, then the Earnest Money shall be returned to Buyer. In the event this offer is accepted and Buyer breaches this Agreement, then the Earnest Money shall be forfeited. NOTE: In the event of a dispute between Seller and Buyer over the return or forfeiture of Earnest Money in its trust or escrow account until it has obtained a written release from the parties consenting to its disposition or until disbursement is ordered by a court of competent jurisdiction.

SECTION 10. Closing: The Closing shall consist of the execution and delivery by Seller to Buyer of a General Warranty Deed and other documents customarily executed by a seller in similar transactions, including without limitation, an owner's affidavit, lien waiver forms and a non-foreign affidavit and the payment by Buyer to Seller of the Purchase Price in accordance with the terms of the Purchase Price. At Closing, the Earnest Money shall be applied as part of the Purchase Price or as otherwise provided in Section 1(b)(i). The Closing shall be held at the office of Buyer's attorney or such other place as the parties hereto may mutually agree. Possession shall be delivered at closing, unless otherwise agreed herein.

SECTION 11. Notices: Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date delivered in person or deposited in the United States mail, registered or certified, return receipt requested, to the addresses set out in Section 1(g) as to Seller and in Section 1(h) as to Buyer, or as such other addresses as specified by written notice delivered in accordance herewith.

SECTION 12. Entire Agreement: This agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

SECTION 13.  Adverse Information and Compliance with Laws:
(a) Seller Knowledge: Seller has no knowledge of (i) condemnation(s) affecting or contemplated with respect to the Property; (ii) actions, suits or proceedings pending or threatened against the Property; (iii) changes contemplated in any applicable laws, ordinances or restrictions affecting the Property; or (iv) governmental special assessments, either pending or confirmed, for sidewalk, paving, water, sewer, or other improvements on or adjoining the Property, and no owners' association special assessments, except as follows: (None). Seller shall pay all confirmed owners' association assessments and all confirmed governmental assessments, if any, and Buyer shall take title subject to all pending assessments, if any, unless otherwise agreed as follows: (None).

(b)  Compliance:  To the best of Seller's knowledge and belief,
(i) performance of the Agreement will not result in the breach of, constitute any default under or result in the imposition of any lien or encumbrance upon the Property under any agreement of other instrument to which Seller is a party of by which Seller of the Property is bound; and
(ii) there are no legal actions, suits or other legal or administrative proceedings pending or threatened against the Property, and Seller is not aware of any facts which might result in any such action, suit or other proceeding.

                                   5


AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY, cont'd.
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SECTION 14.  Survival of Representations and Warranties:  All
representations, warranties, covenants and agreements made by the parties hereto shall survive the Closing and delivery of the deed for a period of one (1) year. Seller shall, at or within six (6) months after the Closing, and without further consideration, execute, acknowledge and deliver to Buyer such other documents and instruments, and take such other action as Buyer may reasonably request or as may be necessary to more effectively transfer to Buyer the Property described herein in accordance with this Agreement.

SECTION 15. Applicable Law: This Agreement shall be construed under the laws of the state in which the Property is located.

SECTION 16. Tax-Deferred Exchange: In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax-deferred exchange. Seller and Buyer shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

THIS DOCUMENT IS A LEGAL DOCUMENT.  EXECUTION OF THIS
DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE
ENFORCEABLE IN A COURT OF LAW.  THE NORTH CAROLINA
ASSOCIATION OF REALTORS(REGISTERED) MAKES NO
REPRESENTATIONS CONCERNING THE LEGAL SUFFICIENCY,
LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT
OR THE TRANSACTION TO WHICH IT RELATES.  IF YOU DO NOT
FEEL THIS DOCUMENT MEETS YOUR NEEDS, YOU MAY WISH TO
CONSULT YOUR ATTORNEY.


BUYER:                                           SELLER:

Business Entity:                             Business Entity:
MART Acquisition, Inc.                       B.B. Walker Company
BY:     PAUL F. ROBINSON           BY:       KENT T. ANDERSON
        ----------------                     ----------------
        Paul F. Robinson                     Kent T. Anderson
Title:  Vice President             Title:    President
Date:   2/4/2000                   Date:     2/4/2000

The undersigned hereby acknowledges receipt of the Earnest Money set forth herein and agrees to hold said Earnest Money in accordance with the terms
hereof:   NAI Maxwell Associates, Inc.
BY:       SAM B. MUNDAY
          -------------
          Sam B. Munday
Date:     2/4/2000

                                      6







EXHIBIT A
---------

To that Agreement of Sale Between B.B. Walker Company,
    As Seller, and MART Acquisition, Inc. as Buyer


	The Property which is the subject hereof is all of those lots and tracts of land located in Asheboro, North Carolina as are outlined on the Survey Map attached hereto (except for the lot belonging to the B.B. Walker Foundation which lot is marked on the attached map) together with all of Seller's right, title and interest in all roadways, roadbeds and streets adjoining such lots and tracts as shown on the attached map.



Explanations to Exhibit A

1.	This lot is owned by the B.B. Walker Foundation and must be
purchased directly from the Foundation due to federal tax exempt laws.

2.	This is the Rich Property which Seller has contracted to purchase and which will be acquired by Seller prior to Closing hereunder.

3.	This is the general location of the property which is the subject of the Oliver Rubber Company Agreement.


                                    7


EXHIBIT B
---------


ADDENDUM TO AGREEMENT FOR PURCHASE AND SALE OF
REAL PROPERTY BY AND BETWEEN MART ACQUISITION, INC.,
AS BUYER, AND B. B. WALKER COMPANY, AS SELLER


1.	During the Examination Period, Buyer shall have the right to study the Property and to obtain approval of the site from such retailers as Buyer deems appropriate. If Buyer, for any reason, chooses to terminate the Agreement during the initial one hundred eighty (180) day Examination Period, Buyer shall notify Seller in writing prior to the expiration of such 180 day period and upon such termination Buyer shall be entitled to a refund of the Earnest Money Deposit and the parties shall be relieved of all further obligations to one another except for Buyer's indemnity obligation pursuant to Paragraph 7 below.

Buyer shall have the right to extend the Examination Period set forth in
Section 1(d) for two additional ninety (90) day periods, provided that prior to the end of each current Examination Period, Buyer delivers written notice to Seller that Buyer is extending the Examination Period and increases the Earnest Money Deposit by an additional $25,000. If Buyer, for any reason, chooses to terminate the Agreement during the Examination Period as extended, Buyer shall notify Seller in writing prior to the end of the current Examination Period and upon such termination Seller shall be entitled to the Earnest Money Deposit, except (i) in the event of Seller's default occurring prior to Buyer's notice of termination, or (ii) in the event that Buyer is unable to obtain permits for the construction upon the Property of a shopping center containing approximately 250,000 square feet and Buyer terminates this Agreement as the result of its inability to obtain such construction permits, Buyer having applied for such permits and having used good faith efforts to obtain all such permits. If Buyer terminates this Agreement after the initial 180 Examination Period and either event described in clauses
(i) or (ii) of the preceding sentence are applicable, then, in either of such events, (but not otherwise) the Earnest Money Deposit shall be returned to Buyer. The Earnest Money Deposit shall be applicable to the Purchase Price.


2.	The Earnest Money Deposit referred to in Section 1(c) hereof shall be delivered by Buyer to the Escrow Agent within five (5) days of the date hereof. In the event Buyer fails to make the initial Earnest Money Deposit, Seller may terminate this Agreement. All interest earned on the Earnest Money Deposit shall be deemed a part of the Earnest Money Deposit.


3.	Within five (5) days of Buyer's request therefor, Seller shall deliver to Buyer such information which Seller has in Seller's possession pertaining to the Property as Buyer may reasonably request, such as copies of surveys, title insurance policies, environmental reports and similar items.


4.	Buyer shall have the right to assign this Agreement to any entity owned or controlled by Buyer or affiliated with Buyer upon prior written notice to Seller. Except as set forth in the immediately preceding sentence Buyer may not assign this Agreement without Seller's prior written consent which consent shall not be unreasonably withheld.

                                     8


5.	Mid-Atlantic WM Realty, Inc. is representing the Buyer in connection with Buyer's purchase of the Property and shall receive a portion of the commission due to NAI Maxwell Associates pursuant to a separate agreement. Buyer represents and warrants that it has dealt with and negotiated only through Mid-Atlantic WM Realty, Inc. and NAI Maxwell Associates with request to the Purchase of the Property.


6.	Seller shall (if necessary), without charge therefor but at no expense or obligation to Seller, cooperate fully, and request others to cooperate fully with Buyer, in obtaining building or other permits and approvals from any governmental agency or quasi-governmental agency asserting jurisdiction over the Property as may be necessary for the construction on the Property of a shopping center containing approximately 250,000 square feet including without limitation special use permits, rezonings of the Property or portions thereof, subdivision approvals, and other similar permits, approvals and authorizations. Notwithstanding any other provision hereof, however, Seller shall not be obligated to cooperate with Buyer in obtaining or to consent to Buyer's obtaining of any permit, approval, authorization or rezoning which in Seller's good faith judgment impairs the value of the Property or imposes upon Seller an unacceptable risk, cost or obligation. In the event, Seller refuses to cooperate with Buyer in obtaining any permit, approval, authorization or rezoning sought by Buyer, Buyer's sole remedy shall be to terminate this Agreement in which event the Earnest Money Deposit shall be refunded to Buyer.


7.	Buyer shall have the right during the Examination Period to enter the
Property for the purpose of making inspections, assessments and evaluations thereof. All such entries will be coordinated through Seller and shall be subject to reasonable prior notice to Seller. Buyer shall indemnify and hold Seller harmless from all damages caused by any such inspections, assessments and evaluations and all such inspections, assessments and evaluations shall be made at Buyer's sole risk, cost and expense.


8.	Time is of the essence under this Agreement and there shall be no extension of the Examination Period except as expressly set forth herein and there shall be no extension of the Closing Date except upon the written agreement of both Seller and Buyer.


9.	During the Examination Period, Buyer shall make such environmental inspections, audits and examinations of the Property as Buyer deems appropriate. Except as otherwise herein provided, if Buyer completes the acquisition of the Property hereunder, it is understood and agreed that Buyer will be acquiring the Property in its AS IS, WHERE IS CONDITION WITH ALL FAULTS and subject to any and all environmental matters present upon or affecting the Property as such environmental matters may now exist. Except as otherwise herein provided, Seller shall have no responsibility, liability or duty to Buyer of any kind, express or implied, whether at common law, pursuant to contract, or pursuant to any so-called federal or state environmental laws, with respect to any environmental condition, circumstance or matter now or hereafter located upon or affecting the Property and Seller shall have no obligation or duty of any kind or nature to correct, remediate, or remove any environmental condition, circumstance or matter at, upon or affecting the Property.


10.	In the event that Seller breaches any obligation hereunder or defaults in its performance hereunder, then (except as provided below) Buyer's sole and exclusive remedy for such breach or default shall be to either (i) terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Buyer whereupon both Seller and Buyer shall be relieved of all obligations to one another except for Buyer's indemnity obligations pursuant to Paragraph 7 of this Addendum; or (ii) to enforce this Agreement against Seller by a suit for specific performance, Seller agreeing that this Agreement is intended to be specifically enforceable. Except as provided below, in no event shall Buyer be entitled to maintain against Seller an action for compensatory damages for any amount, it being agreed that Buyer's remedies for Seller's breach or default hereunder shall be limited either to termination or specific performance as set forth above. In the event that Buyer defaults in the performance of its obligations hereunder, the Earnest Money Deposit shall be disbursed to Seller. Notwithstanding the foregoing, in the event that Seller intentionally and in bad faith breaches its obligation to sell the Property to Buyer in accordance with the terms hereof by wrongfully conveying the Property to a third party, then Buyer shall be entitled to pursue against Seller any and all claims and remedies and to recover from Seller any and all damages as may be available to Buyer at law or in equity as the result of such intentional and bad faith breach by Seller, including without limitation the right to terminate this Agreement, the right to have the Earnest Money Deposit disbursed to Buyer, and the right to recover from Seller compensatory damages.


11.	Prior to Closing, Seller shall be entitled to take such action with respect to the performance of Seller's obligations under the Oliver Rubber Agreement as Seller in its discretion may elect. In the event that Seller conveys to Oliver Rubber Company the portion of the Property as is provided for in the Oliver Rubber Agreement, then such conveyance shall not constitute a default hereunder or result in any diminution in the Purchase Price. In the event that Seller does not fulfill all of Seller's obligations under the Oliver Rubber Agreement prior to Closing, then Seller shall assign the Oliver Rubber Agreement to Buyer and Buyer shall assume all of Seller's obligations under the Oliver Rubber Agreement. In addition, Seller shall not be obligated to construct (or to reimburse Buyer for any expenses or costs associated with such construction) Telephone Avenue from its present termination point (as shown on Exhibit A) to Cox Road (a.k.a. Zoo Park Road) which extension of Telephone Avenue is a condition precedent to the closing of Atlantic Avenue.


12.	Buyer acknowledges that one of the lots fronting on Atlantic Avenue which is shown on Exhibit A is presently owned by the B.B. Walker Shoe Foundation (the "Foundation") such lot being that property acquired by the Foundation pursuant to that certain deed recorded in Book 952 at Page 552 in the Office of the Register of Deeds in Randolph County, North Carolina (such lot being referred to herein as the "Foundation Lot").
Buyer acknowledges that the Foundation is a separate entity distinct from the Seller and that in order to purchase the Foundation Lot Buyer must enter into a contract of purchase directly with the Foundation. Buyer's obligation to purchase the Property hereunder is conditioned upon Buyer being able to enter into a contract with the Foundation contemporaneously with the execution of this Agreement providing for the Buyer's purchase from the Foundation of the Foundation Lot for a purchase price not to exceed $25,000 and otherwise on terms comparable to those of this Agreement. In the event that the Buyer does not terminate this Agreement prior to the expiration of the initial 180 Examination Period, then Buyer shall be deemed to have waived the condition set forth in this Paragraph
12. In the event that Buyer enters into a contract to purchase the Foundation Lot and thereafter Buyer does not for any reason complete the purchase of the Property from Seller, then Buyer shall upon Seller's demand assign the contract to purchase the Foundation Lot to Seller or if Buyer has acquired the Foundation Lot, Buyer shall convey the Foundation Lot to Seller upon Seller's payment to Buyer of an amount equal to the amount paid by Buyer to the Foundation for the purchase of the Foundation Lot.

                                   10


13.	Buyer acknowledges that Seller does not yet own those lots marked on
Exhibit A as being owned by the Estate of Rich. Seller agrees that prior to Closing it shall acquire the lots shown on Exhibit A as belonging to the Estate of Rich (the "Rich Property") so that Seller may convey such Rich Property to Buyer as a portion of the Property. Seller represents and warrants that Seller has entered into a contract providing for the Seller's purchase of the Rich Property. If Seller does not acquire the Rich
Property so that the Rich Property can be conveyed to Buyer at Closing as provided herein, then Buyer may terminate this Agreement and upon such termination the Earnest Money Deposit shall be returned to Buyer and Seller shall be obligated to reimburse Buyer for its actual reasonable out-of-pocket expenses incurred by Buyer in connection with this Agreement and Buyer's examination of the Property.


14.	In the event that Buyer's title examination reveals any matter of record which is not a Permitted Exception and which Buyer is not willing to accept, then Seller shall have the right but not the obligation to seek to cure or remove such title exception as set forth in Paragraph 6 (c) of the Agreement For Purchase and Sale to which this Addendum is attached.
In the event that Seller fails or refuses to cure or remove the title matter to which Buyer has objected, Buyer's sole and exclusive rights shall be either (i) to terminate this Agreement and obtain a refund of the Earnest Money Deposit; or (ii) to waive its objection to the title exception and complete the closing hereunder without any decrease in the Purchase Price. Notwithstanding the forgoing, Seller shall be obligated to remove and discharge deeds of trust, mortgages, monetary liens, and monetary encumbrances constituting liens against the Property.


15.	Buyer acknowledges that the buildings and improvements presently located upon the Property are not material to Buyer's obligation to purchase the Property inasmuch as Buyer's intent is to develop the Property into a shopping center which will necessarily entail the removal and demolition of the buildings and improvements presently located upon the Property. Accordingly, Seller and Buyer hereby agree as follows with respect to the buildings and improvements presently upon the Property. Prior to Closing Seller may, but shall not be obligated to, continue to operate its business upon the Property in the usual and customary course of Seller's business consistent with past operations. Seller may, but shall be under no obligation of any kind to Buyer to, make any repairs or capital expenditures of any kind or type with respect to any buildings or improvements presently located upon the Property. Seller shall not be required to restore or repair any casualty damage or loss to any buildings or improvements located upon the Property and no fire loss, storm damage or other casualty damage or loss to the buildings and improvements shall relieve Buyer of its obligation to purchase hereunder. Prior to Closing Seller may, at any time, remove, demolish, or alter any and all buildings or improvements presently located upon the Property and may remove therefrom any and all fixtures, equipment, and personal property belonging to Seller all without notice to or consent from Buyer and no such removal, demolition, or alteration shall relieve Buyer of its obligation to purchase the Property hereunder or result in a diminution of the Purchase Price. If Seller elects to remove or demolish any building or other improvement presently upon the Property, Seller shall do so in an orderly manner and shall, prior to Closing, remove from the Property all debris or waste associated with such removal or demolition and shall grass the area from which the building or improvement was removed or demolished.


16.	The terms of this Addendum shall be incorporated into and shall constitute terms of the Agreement for Purchase and Sale identified above. In the event of any conflict between the terms of this Addendum and the printed terms of the Agreement, the terms of this Addendum shall control.

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EXHIBIT C
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Asheboro, North Carolina

PERMITTED EXCEPTIONS

1.	All easements, restrictions, rights of way and other exceptions of record as of the date hereof except: (I) deeds of trust, mortgages and monetary liens which Seller shall discharge at closing utilizing the proceeds from the Purchase Price; and (ii) such restrictions and easements, if any objected to by Buyer in writing prior to the end of the Examination Period.

2.	That certain Agreement With Respect to Telephone Avenue
between Seller and Oliver Rubber Company dated January 29, 1999, a copy of which has been furnished to Buyer (the "Oliver Rubber
Agreement").

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